Farber Hass Hurley LLP

Certified Public Accountants

9301 Oakdale Avenue, Suite 230
Chatsworth, CA 91311
www.fhhcpas.com

Telephone: (818) 895-1943
Facsimile: (818) 727-7700

March 12, 2019

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 of Form 8-K dated March 12, 2019 of 2050 Motors, Inc. and are in agreement with the statements contained therein as it regards our firm. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01.

Your truly,

/s/ Farber Hass Hurley LLP